Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re The PMI Group, Inc.	Case No. 11-13730 (BLS) Reporting Period: 1/1/13-1/31/13

MONTHLY OPERATING REPORT

File with Court and submit copy to United States Trustee within 20 days after end of month

Submit copy of report to any official committee appointed in the case

REQUIRED DOCUMENTS	Form No.	Document Attached	Explanation Attached	Debtor’s Statement
Schedule of Cash Receipts and Disbursements	MOR-1	X
Bank Account Reconciliations, Bank Statements and Cash Disbursements Journal	MOR-1(a)			X
Schedule of Professional Fees Paid	MOR-1(b)	X
Statement of Operations	MOR-2	X
Balance Sheet	MOR-3	X
Status of Postpetition Taxes	MOR-4			X
Summary of Unpaid Postpetition Accounts Payable	MOR-4(a)	X
Debtor Questionnaire	MOR-5	X

I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.

Signature of Debtor	Date

Signature of Joint Debtor	Date

/s/ L. Stephen Smith	2/22/13
Signature of Authorized Individual*	Date

L. Stephen Smith	Chief Executive Officer and Chairman of the Board
Printed Name of Authorized Individual	Title of Authorized Individual

*	Authorized individual must be an officer, director or shareholder if debtor is a corporation; a partner if debtor is a partnership; a manager or member if debtor is a limited liability company.

NOTES TO MONTHLY OPERATING REPORT

The PMI Group, Inc., a debtor and debtor in possession (the “Company” or “Debtor”), hereby submits its Monthly Operating Report (the “MOR”).

1. Description of the Cases. On November 23, 2011 (the “Petition Date”), the Debtor filed a voluntary petition with the Bankruptcy Court for reorganization under Chapter 11 of the Bankruptcy Code. The Debtor is operating its business as a debtor-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

2. Basis of Presentation. The MOR is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements to the United States Bankruptcy Court. The financial information in the MOR is preliminary and unaudited and does not purport to show the financial statements of the Debtor in accordance with Generally Accepted Accounting Principles (“GAAP”) and, therefore, may exclude items required by GAAP, such as certain reclassifications, eliminations, accruals, valuations and disclosure items. The Debtor cautions readers not to place undue reliance upon the MOR. There can be no assurance that such information is complete and the MOR may be subject to revision.

The information contained in the MOR has been derived from the Debtor’s books and records in conjunction with information available from non-debtor affiliates. This information, however, has not been subject to procedures that would typically be applied to financial information presented in accordance with GAAP, and upon the application of such procedures, the Debtor believes that the financial information could be subject to changes and these changes could be material. The information furnished in this MOR includes primarily normal recurring adjustments but does not include all of the adjustments that would typically be made for financial statements prepared in accordance with GAAP. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted.

3. Recoveries and Causes of Action. The MOR, the Debtor’s Schedules of Assets and Liabilities and Statements of Financial Affairs may not include a complete list of causes of action it possesses as of the Petition Date or at any point thereafter. Regardless of the recoveries and causes of action listed, the Debtor reserves all of its rights with respect to any and all causes of action it may possess, including, but not limited to, avoidance actions or to assert any defenses, and nothing in this MOR shall be deemed a waiver or limitation of any of the Debtor’s rights to pursue any such causes of action or recovery or assert any defenses.

4. Reorganization Items. American Institute of Certified Public Accountant Statement of Position 90-7, “Financial Reporting by Entities in reorganization under the Bankruptcy Code” (“SOP 90-7”) requires separate disclosure of reorganization items such as realized gains and losses from the settlement of pre-petition liabilities, provisions for losses resulting from the reorganization and restructuring of the business as well as professional fees directly related to the process of reorganizing the Debtor under Chapter 11. Such items are reflected in the MOR as Bankruptcy Related Expenses.

5. Liabilities Subject to Compromise. As a result of the Chapter 11 filing, most pre-petition indebtedness is subject to compromise or other treatment under a plan of reorganization. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. The Debtor has been paying and intends to continue to pay undisputed post-petition claims in the ordinary course of business. In addition, the Debtor may reject pre-petition executory contracts with respect to the Debtor’s operations with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts are generally treated as general unsecured claims and will be classified as liabilities subject to compromise. The pre-petition liabilities that are subject to compromise are reported herein at the amounts expected to be allowed, although they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims or other events. While GAAP requires fair market adjustments to certain obligations, including funded debt, this MOR states such obligations at notional value, including pre-petition accrued interest.

6. Post-petition Accounts Payable. The Debtor has paid and continues to pay post-petition, undisputed invoices in the ordinary course and on generally agreed-upon terms.

7. Investments in Subsidiaries. Financial information related to any of the Debtor’s investments in its subsidiaries has been derived from the Debtor’s books and records in conjunction with the information available from non-debtor affiliates. Any information contained in this report pertaining to the Debtor’s investments in its subsidiaries should be viewed as preliminary and subject to revision.

8. Non-Cash Compensation Expense. Prior to the Petition Date, certain employees of the Debtor and its subsidiaries were granted stock-based compensation (including options). The Debtor has not expensed or accrued post-petition expense for outstanding stock-based grants and other stock-based compensation.

9. Cash and Fixed Income Securities. Cash balances include investment holdings consisting of U.S. Treasury Bills, primarily with a maturity of three months or less. These investments are listed at their initial purchase price and interest will be recognized at maturity.

As part of a settlement with PMI Mortgage Insurance Co. (“MIC”), the Company’s title to a note receivable from Impact Community Capital LLC (“Impact Tranche E Note”) was clarified and the Company entered into an agreement for MIC to purchase the Impact Tranche E Note. The sale was approved by the Bankruptcy Court on January 22, 2013 and completed on February 12, 2013. Due to the timing of the sale completion date, the Impact Tranche E Note continues to be classified as a Fixed Income Security in this MOR.

10. Pre-Paid Assets. Pre-Paid Assets primarily consist of insurance policies being amortized on a straight-line basis over the life of each policy.

11. Deferred Assets and Liabilities and Other Accruals. The Debtor has reversed certain accruals for pre-petition non-cash assets and liabilities, such as unamortized debt issuance expenses. There is significant uncertainty respecting the Debtor’s ability to utilize its deferred tax attributes; accordingly, a full valuation allowance has been applied to the deferred tax asset and no tax benefit or provision has been recognized.

12. Intercompany Balances. The “Accounts Receivable – Affiliates” and Post-petition “Accounts Payable – Intercompany” should be viewed as preliminary and subject to further revision. Given the timing of this filing, the Debtor and its affiliates may be required to make adjustments that may not be reflected in the period in which they occur.

The PMI Group, Inc.

Cash Receipts and Disbursements

January 1, 2013 to January 31, 2013

MOR - 1

Total Cash Receipts	$20

Operating Disbursements
Employee Compensation	106,480
Payroll Taxes	2,701
Employee Benefit Costs	1,922
Consultants and Temporary Staff	—
Ordinary Course Professional Fees	143,462
Intercompany Payments (non-employee)	36,552
Travel	—
Tax Payments	3,518,117
Board Compensation and Travel	147,500
Other (misc. G&A and contingencies)	9,700

Total Operating Disbursements	3,966,433

Bankruptcy Related Expenses
Debtor Professionals	284,788
UCC Professionals	19,611
Claims Administrators	—
US Trustee	7,800

Total Bankruptcy Disbursements	312,198

Total Disbursements	4,278,631

Net Cash Flow	$(4,278,612)

Beginning Cash Balance as of 1-1-2013	$202,321,964
Change in Cash	(4,278,612)

Ending Cash Balance as of 1-31-2013	$198,043,352

The PMI Group, Inc.

Schedule of Bank Accounts and Balances

As of January 31, 2013

MOR - 1a

Note: All bank accounts have been reconciled for the period presented.

Name of Bank	Account Name	Bank Account Number	Balance
Bank of America	Main Account	xxxxxx0476	77,735,670.53
Bank of America	Payroll Account	xxxxxx0423	41,465.09
Bank of America [1]	Investment Account	xxxx0C80	119,974,216.68
Bank of New York	Cash Securities	xxx430	276,969
Commonwealth National Bank	Gateway	xxx3169	15,031

Total			$198,043,352

[1]	Investment account holdings consist of three month U.S. Treasury Bills and are listed at initial purchase price.

The PMI Group, Inc.

Schedule of Professional Fees Paid

January 1, 2013 to January 31, 2013

MOR - 1b

Payee	Period Covered	Amount
Osborn Maledon	September 2012 - November 2012	$23,369
Roshka DeWulf and Patten	September 2012 - October 2012	3,641
Goldin Associates, LLC	December 2012	96,274
Young Conaway Stargatt & Taylor	October 2012	165,145
Womble Carlyle Sandridge & Rice	September 2012 - October 2012	15,970

Total Professional Fees		$304,398

STATEMENT OF OPERATIONS

THE PMI GROUP, INC.

For the Month Ended January 31, 2013

MOR - 2

Total Revenues	$—

Payroll Expense	118,582
Other Recurring Expenses	436,480

Total Recurring Expenses	555,062

Non-Recurring Expenses - Bankruptcy Related	611,795

Total Expenses	1,166,858

Interest and Dividends	—
Equity Earnings	(42,859)
Gain (Loss) on Investments	—

Net Investment Income	(42,859)

Non-Cash Interest Expense	—

Income (Loss) before Tax	(1,209,717)

Tax Provision (Benefit)	—

Net Income (Loss)	$(1,209,717)

BALANCE SHEET

THE PMI GROUP, INC.

As of January 31, 2013

MOR - 3

Assets
Fixed Income Securities	$412,729
Cash	198,043,352
Investments in Subsidiaries	5,435,713
Accounts Receivable—Affiliates	109,908
Pre-Paid Assets	8,998,821
Tax Refund Receivable	3,133,508

Total Assets	$216,134,031

Liabilities Not Subject to Compromise
Accrued Expenses	$2,968,289
Accounts Payable	5,229,361
Accounts Payable—Intercompany	73,176
Other Liabilities	217,048

Liabilities Not Subject to Compromise	$8,487,874

Liabilities Subject to Compromise
Pre-Petition Bond Debt	$742,553,677
Accounts Payable	49,197
Accounts Payable—Intercompany	1,357,140

Liabilities Subject to Compromise	$743,960,014

Total Liabilities	$752,447,889

Common Stock	$1,970,788
Additional Paid in Capital and Accumulated Deficit	735,120,262
Treasury Shares	(1,273,404,907)

Total Equity	$(536,313,858)

Total Liabilities and Equity	$216,134,031

The PMI Group, Inc.

Summary of Post-Petition Taxes

For the Month Ended January 31, 2013

MOR - 4

Representation: The PMI Group, Inc.’s 2011 federal income tax return, filed on September 12, 2012, indicates taxes owing of $4,862,835 (not including penalties or interest).

The PMI Group, Inc.

Summary of Post-Petition Debts

For the Month Ended January 31, 2013

MOR - 4a

Unpaid Post-Petition Debts
	Current	0-31 Days	31-60 Days	61-90 Days	Over 90 Days	Total
Total Operating Activity Payables	$—	$—	$—	$—	$5,116,243	$5,116,243

Total Bankruptcy Activity Payables	113,118	—	—	—	—	113,118

Total Post-Petition Payables	$113,118	$—	$—	$—	$5,116,243	$5,229,361

Note: Operating Activity Payables include a gross taxes payable amount of $ 5,116,243 related to The PMI Group, Inc.’s 2011 federal income tax return, filed on September 12, 2012. This amount includes the penalties and interest that would have been payable on the tax due of $4,862,835, per a Notice of Unpaid Balance from the Internal Revenue Service dated October 8, 2012, had payment of such $5,116,243 amount been made to the Internal Revenue Service by no later than October 22, 2012.

The PMI Group, Inc.

Debtor Questionnaire

For the Month Ended January 31, 2013

MOR - 5

DEBTOR QUESTIONNAIRE

Must be completed each month		Yes	No
1.	Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		x
2.	Have any funds been disbursed from any account other than a debtor in possession account this reporting period? If yes, provide an explanation below.		x
3.	Have all postpetition tax returns been timely filed? If no, provide an explanation below.	x
4.	Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	x
5.	Has any bank account been opened during the reporting period? If yes, provide documentation identifying the opened account(s). If an investment account has been opened provide the required documentation pursuant to the Delaware Local Rule 4001-3.		x